UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 7, 2008

HARRIS & HARRIS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11576	13-3119827
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 West 57th Street
New York, New York 10019

(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (212) 582-0900

Item 8.01.	Other Events.

On August 7, 2008, Harris & Harris Group, Inc. (the “Company”) released the letter to shareholders for the second quarter of 2008, which is available on the Company’s website, www.TinyTechVC.com. A copy of the letter to shareholders is attached as Exhibit 99.1 to this Form 8-K, and the Company's press release issued August 7, 2008, is attached as Exhibit 99.2.

Forward-Looking Statements

The letter to shareholders for the second quarter of 2008 may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in the letter to shareholders for the second quarter of 2008. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Company’s report on Form 10-Q for the quarter ended June 30, 2008, and subsequent filings, filed with the Securities and Exchange Commission, for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, Harris & Harris Group, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

Additional Information

The reference to the website www.TinyTechVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit No.	Description

99.1	Second Quarter Letter to Shareholders
99.2	Press Release dated August 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2008	HARRIS & HARRIS GROUP, INC.

	By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Second Quarter Letter to Shareholders
99.2	Press Release dated August 7, 2008